Exhibit 99.3e

MIDLAND LOAN SERVICES

March 8, 2004

Ms. Jennifer Richardson Via UPS

Wells Fargo Bank Minnesota, N.A. (410) 884-2194

Corporate Trust Services

9062 Old Annapolis Road

Columbia, MD

USA 21045-1951

Morgan Stanley Capital I, Inc., Commercial Mortgage Pass Through Certificates,

Series 2003-XLF

Pooling and Servicing Agreement

OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii) to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub-servicing agreement in all material respects; and, (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S. Code.

Charles J. Sipple 3-8-04

Charles J. Sipple Date

Executive Vice President

Morgan Stanley Capital I, Inc., Commercial Mortgage Pass Through Certificates, Series 2003-XLF March 8, 2004

A member of The PNC Financial Services Group

10815 Mastin Overland Park Kansas 66210

cc:

Mr. Alan J. Kazan, Esq.

Bilzin Sumberg Baena Price & Axelrod, LLP

200 S. Biscayne Blvd., Suite 2500

Miami, FL 33131-0000

Mr. Timothy E. Davis, Esq.

Buchanan Ingersoll, P.C.

Eleven Penn Center

1835 Market Street, 14th Floor

Philadelphia, PA 19103-0000

Ms. Anna H. Glick

Cadwalader, Wickersham & Taft

100 Maiden Lane

New York, NY 10038-0000

Attn: Morgan Stanley 2003-XLF Analyst

Commercial Asset Trading, Inc.

P.O. Box 8985

Wilmington, DE 19899-0000

Ms. Zena Dickstein

Delaware Securities Holdings, Inc.

1601 Washington Avenue, Suite 804

Miami Beach, FL 33139-0000

Attn: CMBS Surveillance

Fitch, Inc.

One State Street Plaza, 31st Floor

New York, NY 10004-0000

Ms. Maria Corpora, Esq.

GMAC Commercial Mortgage Corporation

200 Witmer Road

Horsham, PA 19044-8015

Morgan Stanley Capital I, Inc., Commercial Mortgage Pass Through Certificates, Series 2003-XLF March 8, 2004

Mr. David Lazarus

GMAC Commercial Mortgage Corporation

200 Witmer Road

Horsham, PA 19044-8105

Mr. Marvin R. Pilo

Assistant General Counsel

Hartford Investment Management Company

55 Farmington Avenue, Floor #11

Hartford, CT 06105-0000

Mr. Joseph C. Cammilleri

Investment Officer

Hartford Investment Management Company

55 Farmington Avenue, Floor #10

Attn: Commercial MBS Monitoring Dept.

Moody's Investor Services, Inc.

99 Church Street

New York, NY 10007-0000

Mr. James E. Flaum

Morgan Stanley Capital I Inc.

1585 Broadway, 37th Floor

New York, NY 10036-0000

Mr. Kevin Swartz

Morgan Stanley Dean Witter Mortgage Capital I, Inc.

1585 Broadway

New York, NY 10036-0000

Attn: CMBS Surveillance

Standard & Poor's Ratings Services

55 Water Street, 41st Floor

New York, NY 10041-0000

Morgan Stanley Capital I, Inc., Commercial Mortgage Pass Through Certificates, Series 2003-XLF March 8, 2004